Exhibit 99.1

Wolverine Tube, Inc. Announces Results and Extension of Exchange Offer and
Execution of the Supplemental Indenture for its 10½% Senior Notes due 2009

Huntsville, AL – April 21, 2009 – Wolverine Tube, Inc. (“Wolverine Tube”) announced today the results of its previously announced exchange offer and consent solicitation (the “Offer”) for any and all of its outstanding 10½% Senior Notes due 2009 (CUSIP No. 978093AE2) (the “Existing Notes”).  As of 5:00 p.m., New York City time, on April 20, 2009, Wolverine Tube has received tenders with respect to $83.2 million aggregate principal amount of Existing Notes, representing 84% of the outstanding Existing Notes.   Including the $38.3 million in principal amount of Wolverine Tube’s 10½% Senior Exchange Notes due 2009 that will be exchanged concurrently with the closing of the Offer, holders of $121.5 million, or 88%, of Wolverine Tube’s $138 million in principal amount of notes outstanding have agreed to exchange their notes for Wolverine Tube’s 15% Senior Secured Notes due 2012.  As a result, Wolverine Tube believes that it is has sufficient tenders from holders of Existing Notes to consummate the Offer and refinance its existing indebtedness.

Wolverine Tube also announced that it has executed a supplemental indenture with Wolverine Tube’s subsidiary guarantors and U.S. Bank National Association, as trustee, effectuating the amendments (the “Amendments”) to the indenture governing the Existing Notes (the “Existing Indenture”) described in the Exchange Offer and Consent Solicitation Statement, dated February 25, 2009 (as amended and supplemented, and as it may be further amended and supplemented from time to time, the “Statement”).  The Amendments eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in the Existing Indenture and were sought by Wolverine Tube to permit the Offer to be consummated.  The supplemental indenture that gives effect to the Amendments does not become operative unless and until the Existing Notes are accepted by Wolverine Tube for purchase and the Offer is consummated.  As a result of the Wolverine Tube’s execution and delivery of the supplemental indenture, the Existing Notes tendered pursuant to the Offer may no longer be withdrawn and consents delivered may no longer be revoked.

Wolverine Tube also announced today that it has waived the condition to the Offer that holders of at least 95% of the outstanding principal among of Existing Notes tender in the Offer and, in accordance with the requirements of Federal securities laws, it has extended the expiration date of the Offer.  The expiration date for the Offer will now be 11:59 p.m., New York City time, on April 27, 2009, unless terminated or further extended.  Any holder of Existing Notes who has not yet tendered its Existing Notes may participate in the Offer by tendering its Existing Notes in accordance with the terms of the Offer prior to the expiration date.

The Offer is made only by, and pursuant to, the terms set forth in the Statement, and the information in this press release is qualified by reference to the Statement and the accompanying Letter of Transmittal.  This press release is for informational purposes only and is neither an offer to buy nor a solicitation of an offer to sell any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.  Any questions or requests for assistance or for additional copies of the Statement or related documents may be directed to the information agent, D.F. King & Co., Inc. at (800) 901-0068 or (212) 269-5550 (for banks and brokers only).

About Wolverine Tube

Wolverine Tube is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products and metal joining products.  Internet addresses: http://www.wlv.com and http://www.silvaloy.com.

Forward-Looking Statements

All statements in this press release other than statements of historical fact are forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in this press release. The forward-looking statements speak only as of the date of this press release, and Wolverine Tube expressly disclaims any obligations to release publicly any update or revision to any forward-looking statement contained herein if there are any changes in conditions or circumstances on which any such forward-looking statement is based.